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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                MICROHELIX, INC.
             (Exact name of registrant as specified in its charter)


                      OREGON                                         91-1758621
     (State of incorporation or organization)         (I.R.S. Employer Identification Number)

       16125 SW 72ND AVE., PORTLAND, OREGON                            97224
      (Address of principal executive offices)                       (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-65872.

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                 Common Stock
          Class A Warrants to purchase one share of Common Stock Class
                B Warrants to purchase one share of Common Stock
 Units of one share of Common Stock, one Class A Warrant and one Class B Warrant


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                       N/A

                    (Title of each class to be so registered)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The information set forth in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-65872) as filed with the Securities and Exchange Commission (the "Commission") on July 26, 2001, as amended (the "Registration Statement"), under the caption "Description of Securities" is incorporated herein by reference and made a part hereof. A description of the securities being registered will be included in the final Prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Securities," and such description shall be deemed incorporated by reference into this Registration Statement.


ITEM 2.  EXHIBITS

        The following exhibits are filed as part of this registration statement:

 EXHIBIT
  NUMBER   DESCRIPTION
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
   3.1     Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement)

   3.2     Bylaws (incorporated by reference to Exhibit 3.2 of the Registration
           Statement)

   4.1     Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 of the Registration Statement)

   4.2     Form of Warrant Agreement among the Registrant and UMB Bank, n.a., as
           Warrant Agent, including the form of Class A Warrant and Class B
           Warrant (incorporated by reference to Exhibit 4.2 of the Registration
           Statement)

   4.3 Form of Unit Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement)



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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: November 13, 2001

                                            MICROHELIX, INC.



                                            By:  /s/ TERRENCE A.RIXFORD
                                                 -------------------------------
                                                 Terrence A. Rixford
                                                 Chief Financial Officer



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